Exhibit Index
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SUB-ITEM 77B

      Accountant's report on internal control.
      Filed herein as Exhibit 99.77B.

SUB-ITEM 77D

      Changes to certain of the Funds' investment policies.
      Filed herein as Exhibit 99.77D.

SUB-ITEM 77M

      Merger of Dreyfus International Growth Fund into Dreyfus Founders International Equity Fund.
      Filed herein as Exhibit 99.77M.

SUB-ITEM 77Q1

      Agreement and Plan of Reorganization.
      Filed herein as Exhibit 99.77Q1.